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                                                                    EXHIBIT 10.1

                             QUIET SYSTEMS LIMITED
                              ADVISORY AGREEMENT


     THIS ADVISORY AGREEMENT ("Agreement") is made and entered into as of the date set forth in the ACCEPTANCE section on the signature page hereof by and between Quiet Systems Limited (the "Company"), and Portfolio Boost III, L.P., an Iowa limited partnership ("Client"). Portfolio Boost, L.L.C., an Iowa limited liability company serving as the general partner of Client, is also a party hereto for the limited purposes set forth herein.

     WHEREAS, Client desires to retain the Company as Client's trading advisor with respect to the ACCOUNT (as that term is defined in Section 1 below) upon the terms and conditions set forth in this Agreement, and the Company desires to act as trading advisor for Client with respect to the ACCOUNT upon such terms and conditions.

     NOW, THEREFORE, in consideration of the recital set forth above and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and the Company hereby agree as follows:

     1. Client hereby authorizes the Company to commence trading on Client's behalf pursuant to this Agreement with the aggregate amount of funds set forth in Schedule 1 attached hereto as the "Initial Account Size."

     Of the amount constituting the Initial Account Size, Client has deposited or will deposit, as the case may be, the amount of funds (in margin-qualifying assets) set forth in Schedule 1 attached hereto as the "Actual Funds" in a trading account (the "ACCOUNT") established with the futures commission merchant designated in Schedule 2 attached hereto (the "FCM"). Client also has deposited, or already has on deposit, as the case may be, in other accounts with the FCM the amount of funds, if any, set forth in Schedule 1 attached hereto as the "Committed Funds," all of which Committed Funds are available for transfer to the ACCOUNT in accordance with all applicable conditions evidencing accessibility and control and all other requirements of the United States Commodity Futures Trading Commission, the FCM and the Company. Client acknowledges and agrees that the Committed Funds will be available at all times for transfer to the ACCOUNT until three (3) business days after the date the Company has received written notice to the contrary from Client, and Client authorizes the FCM to transfer funds from the other accounts in which Committed Funds are deposited to the ACCOUNT as may be directed by the Company from time to time. Client also authorizes the FCM to provide the Company, upon request by the Company from time to time, with a written statement indicating the amount of funds remaining in the other accounts held by the FCM in which Committed Funds are deposited. The authorizations set forth in this Section 1 shall not in any way limit, restrict or modify any separate agreement between Client and the FCM pursuant to which Client has authorized the FCM to transfer funds from and between Client's accounts with the FCM, including from any other such accounts to the ACCOUNT. The amount of Committed Funds shall be the amount of funds set forth as the "Committed Funds" in Schedule 1 attached hereto until three (3) business days after the date of receipt of written notice by the Company from Client advising the Company of a reduction or an increase in the amount of the Committed Funds. Client
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acknowledges and agrees that in the event Client lowers the amount of the
Committed Funds, the Company will have the sole discretion to determine when to close out trades in order to cause the amount of funds being traded by the Company on Client's behalf pursuant to this Agreement to be within the Nominal Account Size (as that term is defined below).

     The balance of the Initial Account Size [i.e., the amount by which the Initial Account Size exceeds the sum of the Actual Funds and the Committed Funds], if any, is the amount of funds set forth in Schedule 1 attached hereto as the "Notional Funds." If Notional Funds are zero dollars, the sum of the Actual Funds deposited in the ACCOUNT and the Committed Funds must be equal to the Initial Account Size. The amount of Notional Funds shall be the amount of funds set forth as the "Notional Funds" in Schedule 1 attached hereto until three (3) business days after the date of receipt of written notice by the Company from Client advising the Company of a reduction or an increase in the amount of the Notional Funds. Client acknowledges and agrees that in the event Client lowers the amount of the Notional Funds, the Company will have the sole discretion to determine when to close out trades in order to cause the amount of funds being traded by the Company on Client's behalf pursuant to this Agreement to be within the Nominal Account Size (as that term is defined below). Client acknowledges that Client has read and understood the risks and other disclosures regarding the use of Notional Funds as set forth in the Disclosure Document (as that term is defined in Section 11 below).

     The aggregate amount of funds committed by Client for trading pursuant to this Agreement at any given time shall be an amount equal to the sum of the following amounts at the particular time in question (the "Nominal Account Size"): (i) the Actual Funds, increased to reflect profits and additions to the ACCOUNT and unrealized profits on open positions held in the ACCOUNT, and decreased to reflect losses and withdrawals from the ACCOUNT and unrealized losses on open positions held in the ACCOUNT; (ii) the Committed Funds, if any; and (iii) the Notional Funds, if any.

     This Agreement is applicable to, and the Nominal Account Size shall be traded in, the trading program of the Company designated in Schedule 1 attached hereto (the "Program").

     2. Client hereby constitutes, appoints, and authorizes the Company as Client's agent and attorney-in-fact to buy, sell (including short sales), spread, hold, trade in, dispose of, and otherwise enter into, execute and deal in, on margin or otherwise, domestic and/or foreign futures contracts, futures options contracts, cash contracts, interbank spot and forward contracts, and any other domestic or foreign contracts, agreements or other transactions or commitments in any commodities, currencies, financial instruments, securities, indices or other interests or items whatsoever traded in the Program from time to time, and including, without limitation, the right, power and authority to make or take delivery of an underlying commodity, currency, instrument, security or other interest or item for and on behalf of Client, all in the Company's sole discretion.

     Client hereby gives and grants to the Company full power and authority to do every act and thing or to omit to do any act or thing requisite, necessary, or appropriate, in the Company's sole

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discretion, to fully effectuate the intent and purposes of this Agreement and trading on Client's behalf pursuant hereto, all in Client's name, place and stead and all as fully and in the same manner and with the same force and effect as Client might or could do if personally present. Without limiting the generality of any of the foregoing, Client acknowledges and agrees that all trades may be entered, directed and effectuated by the Company in its sole discretion and without any approval by and without any prior notification to Client, and Client directs the FCM to accept, execute and clear all orders for trades in the ACCOUNT that are entered or otherwise directed by the Company or any of the Company's agents, employees, contractors or consultants, or by Frischmeyer Trading Corporation, an Iowa corporation, as Client's agent under that certain related agreement between Client and Frischmeyer Trading Corporation (the "FTC Agreement").

     Client hereby fully ratifies and confirms any and all orders and transactions made and actions taken by the Company with respect to the ACCOUNT or otherwise on behalf of or for the account of Client.

     The power and authority and other rights granted to the Company under this Agreement are in addition and cumulative to, and are not limited or restricted by or a limitation or restriction on or of, any other powers or authority or rights granted to the Company in any other agreement, document or instrument, including, without limitation, any granted pursuant to or in any agreement, document, or instrument provided by Client at the request of the FCM.

     3. All transactions entered, directed or effected by the Company in or for the ACCOUNT shall be subject to the constitution, by-laws, rules, regulations, and customs of the exchange or market where executed and its clearinghouse, if any, and to all applicable laws, rules, and regulations of any applicable governmental authority.

     The Company is hereby authorized to take or to omit to take and shall not be liable to Client for taking any action or failing to take any action which the Company, in its sole discretion, deems necessary or appropriate in order to comply or to avoid noncompliance with any such constitution, by-law, law, rule, regulation, or custom.

     4. Client shall be solely responsible and liable for and shall timely pay and fulfill all margins, margin calls, options premiums, brokerage and floor commissions and fees, exchange and National Futures Association fees, and any and all other fees, costs and expenses charged or incurred by the FCM, Client's introducing broker, their respective agents, or any other third parties in connection with any trade or otherwise in connection with the ACCOUNT. The Company shall have no responsibility or liability whatsoever for any such fees, costs or expenses.

     5. All transactions effected in, for or through the ACCOUNT shall be for Client's account and at Client's sole risk and expense. The Company makes no representation, warranty, or guarantee whatsoever as to the success or profitability of the ACCOUNT or of the Program or the Company's trading methods or decisions, and Client acknowledges that Client is not entering into this Agreement

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in consideration of and has received no such representation, warranty, or guarantee from the Company or any other person or entity.

     6. Notwithstanding anything herein or otherwise which may appear to be to the contrary, neither the Company nor any of its shareholders, directors, officers, employees, agents, affiliates, consultants or contractors (collectively, the "Company Affiliates") shall be in any way liable to Client or any other person or entity except only for acts or omissions which constitute willful misconduct or fraud; provided, however, that nothing in this Agreement is intended or shall be construed as imposing any personal or individual liability upon any of the Company Affiliates.

     Client shall defend, indemnify and hold the Company and each and all of the Company Affiliates harmless from and against any and all liability, damage, loss, cost, and/or expense (including, without limitation, arbitration costs and fees, court costs and reasonable attorneys' fees) in any way arising from or in connection with or otherwise in any way resulting from any of them acting pursuant to this Agreement, including, without limitation, with or from (i) any trade or other transaction made in, for or through the ACCOUNT; (ii) any breach of warranty, misrepresentation or other nonfulfillment of any agreement on the part of Client under this Agreement or under any other agreement or document regarding the ACCOUNT; or (iii) the Company's investigating or defending any such liability, damage, loss, cost or expense.

     7. As compensation for the Company's services, the Company shall receive
(i) a monthly fee (the "Management Fee") of one twelfth of one percent of Client's Net Assets (as that term is defined below) as of the close of business on the last business day of each month; and (ii) a quarterly incentive fee (the "Incentive Fee") of ten percent (10%) of the New Trading Profits (as that term is defined below) of Client for each quarter, if any; provided, however, that the amount of fees (whether Management Fees, Incentive Fees, or both) payable to the Company with respect to any time period shall be reduced and lowered by the aggregate amount of fees (the "FTC Fees") payable by Client or Portfolio Boost, L.L.C. to Frischmeyer Trading Corporation under the FTC Agreement with respect to that time period. The terms "Net Assets" and "New Trading Profits" for this purpose shall have the meanings given them in the Limited Partnership Agreement of Client, as the same may be amended from time to time (the "LPA"), and shall otherwise be calculated and determined in the same manner as provided in the LPA.

     The Management Fee and the Incentive Fee shall be payable to the Company solely by Portfolio Boost, L.L.C., and Client is not liable or responsible in any way for the payment of either the Management Fee or the Incentive Fee. The Management Fee and the Incentive Fee (less the amount of any FTC Fees, as provided above) shall be payable to the Company by Portfolio Boost, L.L.C. on, respectively, a monthly and quarterly basis, within ten (10) business days of the respective dates on which the monthly management fee and the quarterly incentive fee payable to Portfolio Boost, L.L.C. by Client under the LPA are paid by Client to Portfolio Boost, L.L.C. from time to time. If this Agreement is terminated, whether by Client or the Company and for whatever reason, on a date other than the end of a month (with respect to Management Fees) or quarter (with respect to Incentive Fees), then such respective fees will be calculated as if such termination date were the

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end of a month or quarter, respectively, and Portfolio Boost, L.L.C. shall pay such fees prorated to such date, notwithstanding the termination of this Agreement. Portfolio Boost, L.L.C. is a party to this Agreement solely for purposes of agreeing to pay the Management Fee and the Incentive Fee to the Company as provided in this Section 7.

     8. Client hereby authorizes and directs the FCM to deliver to the Company, and to Frischmeyer Trading Corporation as Client's agent under the FTC Agreement, copies of all daily confirmations, daily and monthly activity or account statements, and all other documents and records relating to the ACCOUNT as the Company or Frischmeyer Trading Corporation may request or direct from time to time. Delivery of all such confirmations, statements, documents or other records may be effected by such methods and procedures as may be established and agreed to by the Company, Frischmeyer Trading Corporation and the FCM from time to time, in their sole discretion, including, without limitation, by hand delivery, fax, e-mail or other computer systems access and/or hookups. Delivery of all confirmations, statements, documents and records shall be made as soon as is possible, but Client agrees that if delivery of any daily confirmation or daily activity or account statement is not made, for whatever reason, at least one-half hour before the opening of trading on the next day on which at least one United States exchange is open for trading, Client will not seek to hold and will not hold the Company or Frischmeyer Trading Corporation liable for any losses resulting from any errors which may have been disclosed on such daily confirmation or statement.

     9. Client may make partial or total withdrawals from the ACCOUNT three (3) business days after notifying the Company in writing, subject, however, to any additional requirements or restrictions as may be established by the FCM from time to time. Client acknowledges and agrees, however, that if it is necessary to liquidate or close out any open positions in order to satisfy Client's withdrawal request, Client will not seek to hold and will not hold the Company liable for liquidating or closing out any open positions in order to satisfy Client's withdrawal request, even if, without limitation, the Company would otherwise not have liquidated or closed out the open positions at that time. The Company also reserves and shall have the right, but not the obligation, to liquidate or close out any or all such open positions as the Company deems appropriate in the event of a partial withdrawal by Client which would reduce the ACCOUNT balance to a level such that the Company believes, in its sole discretion, that the ACCOUNT cannot be traded pursuant to the Program. Any notice of withdrawal by Client shall in no event affect any liabilities in any way resulting from trades or positions initiated prior or concurrent to the notice of withdrawal. In the absence of a written withdrawal notice from Client as provided above, all accumulated profits in the ACCOUNT, if any, will be retained in the ACCOUNT as part of the Nominal Account Size and for trading in the Program pursuant to this Agreement. Any withdrawals from the ACCOUNT shall lower the Nominal Account Size, but shall not lower the amount of the Committed Funds or the Notional Funds, if any.

     Client may make additions to the ACCOUNT from time to time, at which time or times all of the representations, warranties, acknowledgments and agreements set forth in this Agreement and in all other agreements or documents regarding the ACCOUNT will be deemed to be given again and expressly confirmed by Client. Any additions to the ACCOUNT shall increase the Nominal Account Size, and shall not lower the amount of the Committed Funds or the Notional Funds, if any.

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     10.  This Agreement shall become effective only after it has been duly signed by Client and has been accepted by the Company pursuant to the Company's execution of this Agreement in the ACCEPTANCE section below. This Agreement shall thereafter remain in full force and effect until terminated by either Client or the Company as provided in this Section 10.

     This Agreement may be terminated by Client or Client's legal representative, as the case may be, at any time, for any reason or no reason, by giving written notice of termination to the Company, which written notice shall be deemed effective only upon the Company's actual receipt of such written notice.

     The Company may terminate this Agreement at any time, with or without cause, for any reason or no reason, effective ten (10) days (three (3) days in the event of any breach or default of this Agreement by Client) following the giving of written notice of termination to Client or Client's legal representative, as the case may be, by the Company. The Company may also terminate this Agreement effective upon the giving of notice of termination to Client in the event any transaction is made in the ACCOUNT by any other advisor or by Client without the prior knowledge and approval of the Company.

     Upon the termination of this Agreement, whether by Client or the Company, and for whatever reason, the control of trading decisions shall revert to Client, and the Company shall not liquidate or close out any then open trades or positions or initiate or execute any new trades or positions without the direction and consent of Client.

     The termination of this Agreement shall not effect any trades entered, directed or effected prior to the effective time and date of termination or any liability or obligation of the parties hereunder which shall accrue prior to such termination, including, without limitation, any liability for loss or damage on account of breach. The termination of this Agreement (by either party and for whatever reason) shall also not affect the terms or provisions hereof which contemplate performance by or continuing obligations of Client beyond the termination hereof, including, without limitation, the obligations of Client under Section 6 above, all of which shall continue in effect notwithstanding any termination hereof.

     11. Client represents and warrants to the Company that all of the information set forth in this Agreement and all of the information or documentation otherwise provided by Client to the Company is true, correct and complete as of the date hereof, and Client further represents, warrants and agrees that Client shall immediately advise the Company if there should be any change in any of such information. Client also represents and warrants to the Company that (i) this Agreement constitutes the valid and binding agreement of Client, enforceable in accordance with its terms; (ii) Client has complied and will continue to comply with all laws, rules, regulations and orders applicable to this Agreement and all of the transactions contemplated hereby, including, without limitation, obtaining and maintaining any licenses, registrations, qualifications and memberships as are necessary under any applicable law, rule, regulation or order; and (iii) there are no actions, suits, proceedings, or investigations pending, or to the knowledge of Client, threatened, against Client or any of its principals or affiliates, before any court, arbitrator, governmental authority, self-regulatory

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organization or any securities or commodities exchange, an adverse decision in which could materially affect Client's ability to comply with and perform its obligations under this Agreement.

     Client also hereby represents and warrants to the Company that Client is willing and financially able to assume the high risks of trading under the Program, and that Client is aware of the numerous risks involved in trading under the Program, including, without limitation, (i) the highly volatile, high risk and speculative nature of trading in futures and options; (ii) the possibility that Client's entire investment may be lost and that Clients liability could greatly exceed the assets in the ACCOUNT; (iii) the fact that the ACCOUNT will be subject to Management Fees, FTC Fees and substantial brokerage commissions and other fees and costs regardless of whether profits are earned; and (iv) that even if the Company instructs the FCM to use its best efforts to close out some or all of the open positions in the ACCOUNT at a particular time, there is no assurance that the FCM will be able to close out such position or positions at that time and/or without incurring substantial losses. CLIENT ALSO HEREBY ACKNOWLEDGES AND REPRESENTS AND WARRANTS TO THE COMPANY THAT CLIENT HAS RECEIVED, READ AND UNDERSTOOD THE COMPANY'S DISCLOSURE DOCUMENT FOR THE COMPANY'S TRADING PROGRAMS (THE "DISCLOSURE DOCUMENT"), INCLUDING, WITHOUT LIMITATION, ALL OF THE RISK FACTORS, CONFLICTS OF INTEREST AND DESCRIPTIONS OF FEES SET FORTH IN THE DISCLOSURE DOCUMENT.

     If Client is an entity, Client and the individual executing this Agreement on behalf of Client each represent and warrant to the Company that (i) such individual is of full legal age in the jurisdiction in which such individual resides and is legally competent to execute this Agreement; (ii) such individual has full power and authority to execute this Agreement on behalf of Client and to make the representations, warranties, acknowledgments and agreements contained herein for Client and on Client's behalf; (iii) Client has full power and authority to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement and all of the transactions contemplated hereby, including, without limitation, the establishment of the ACCOUNT and the Nominal Account Size, have been authorized by the governing board of Client (if required) and do not and will not violate or constitute a breach or default under the governing documents of Client; and (iv) Client is duly organized, validly existing and in good standing under the laws of the jurisdiction under which Client was incorporated or organized.

     If Client is an individual, Client represents and warrants to the Company that Client is of full legal age in the jurisdiction in which Client resides and is legally competent to execute, deliver and fully perform this Agreement.

     All covenants, agreements, acknowledgments, representations and warranties of Client set forth in this Agreement shall survive the execution and delivery hereof and remain in full force and effect irrespective of any investigation made by or on behalf of the Company.

     12. Notwithstanding anything herein or otherwise which may appear to be to the contrary, Client is solely liable for and bears the risk of all errors, problems and other acts or omissions whatsoever of Client's introducing broker, the FCM, Frischmeyer Trading Corporation, any exchange


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or clearinghouse and/or any other third parties, and of all of their affiliates, principals, agents and employees, including, without limitation, in executing the Company's instructions or otherwise. Client acknowledges and agrees that, notwithstanding Section 8 above, the Company has no duty, responsibility or obligation to supervise or monitor any of such persons or entities. Client also acknowledges the FCM shall have sole custody of Client's funds, and the sole responsibility for providing Client with confirmations of trades, daily and monthly account statements and all other account statements.

     13. All notices or communications desired or required to be made or given hereunder shall be in writing, and shall be sent to, respectively, the addresses appearing below the Company's and Client's signatures to this Agreement. A notice is deemed given for purposes of this Agreement upon the hand delivery of such notice or upon deposit of the notice with an overnight courier service or in the mail, postage prepaid and sent certified or registered. Either party may from time to time designate in writing any other address to which notices and communications to such party may be sent.

     14. This Agreement may not be assigned by either party without the prior express written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto (and their respective heirs, successors, legal representatives and permitted assigns) any rights, remedies, liabilities or obligations under or by reason of this Agreement; provided, however, that (i) the Company Affiliates shall have the protections and rights provided in Section 6 above and Sections 19 and 20 below; and (ii) Frischmeyer Trading Corporation shall have the rights and protections as provided in Sections 2 and 8 above. Client acknowledges and agrees that Frischmeyer Trading Corporation has not agreed and does not agree to perform any of the duties or obligations of the Company under this Agreement, other than as may be provided in the FTC Agreement, and that the Company has not agreed and does not agree to perform any of the duties or obligations of Frischmeyer Trading Corporation under the FTC Agreement. Client also acknowledges and agrees that a condition to the Company's obligations under this Agreement is that Client at all times maintain the FTC Agreement in full force and effect or such other similar agreement with another person acceptable to the Company, in its sole discretion. In the event another person is utilized for this purpose in the future, Client agrees to execute an addendum to this Agreement containing such amendments to this Agreement as the Company reasonably determines to be necessary.

     15. This Agreement, the Disclosure Document, the Exempt Account and Qualified Eligible Client Representation Agreement given by Client to the Company, and any arbitration agreement as may be entered into between Client and the Company or otherwise given by Client to the Company, constitute the entire agreement between the parties hereto pertaining to the subject matters hereof and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matters hereof. All schedules attached to this Agreement are incorporated into this Agreement by this reference as if set forth in full, and constitute a part hereof.


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     16. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure therefrom, shall be implied from any course of dealing between the parties or from the failure of a party to assert its rights under this Agreement on any occasion or series of occasions or shall otherwise be effective unless the same shall be in writing and signed by or on behalf of the party to be charged with the enforcement thereof. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     17. In the event any provision of this Agreement is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable as written, but valid, legal and enforceable if modified, then such provision shall be deemed to be amended to such extent as shall be necessary for such provision to be valid, legal and enforceable and it shall be enforced to that extent. Any finding of invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     18. This Agreement shall be deemed to have been made in, and shall be governed by and construed and enforced in accordance with the laws of the Cayman Islands, British West Indies, but without regard to provisions thereof relating to conflicts of law or which otherwise require the application of or reference to the law of any other jurisdiction.

     19. Client and the Company agree that any claim, counterclaim, grievance, demand, dispute, action, proceeding or other controversy in any way arising from or out of, in connection with, or otherwise relating to the ACCOUNT, any trade or other transaction regarding the ACCOUNT, or otherwise from or out of, with or to any of the Company's agreements with (including this Agreement and the agreements and documents referred to in Section 15 above), services to or for or the Company's relationship with Client (a "Claim") shall be resolved on Grand Cayman in the Cayman Islands, British West Indies, whether such resolution is through arbitration, the courts or otherwise. Accordingly, Client and the Company hereby irrevocably and unconditionally agree that any arbitration proceedings between Client and the Company with respect to any Claim shall be held on Grand Cayman, and to the extent that arbitration is not pursued or is otherwise not available with respect to any Claim and Client or the Company desire to pursue such Claim in the courts or otherwise, Client and the Company hereby irrevocably and unconditionally consent and submit to the exclusive jurisdiction of the courts or other applicable authorities located on Grand Cayman with respect to such Claim. Actions to enforce orders or judgments (whether obtained through arbitration, the courts or otherwise) may, however, be brought in any appropriate jurisdiction. Client and the Company irrevocably consent to the service of any and all process with

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respect to any Claim by the delivery of copies of such process to them at their respective address specified for notices to be given hereunder or by certified mail direct to such address. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY CLAIM. ANY ACTION OR PROCEEDING (WHETHER IN ARBITRATION, IN THE COURTS OR OTHERWISE) WITH RESPECT TO ANY CLAIM MUST BE COMMENCED WITHIN ONE (1) YEAR AFTER THE DATE THE CLAIM AROSE OR ACCRUES OR THE CLAIM SHALL BE LOST AND FOREVER BARRED. A "Claim" for purposes of this Section 19 shall include a Claim between Client and the Company and between or among Client and any one or more of the Company or the Company Affiliates.

     20. Notwithstanding anything contained in this Agreement or otherwise which may appear to be to the contrary, and in addition to the limitation on the liability of the Company and the Company Affiliates set forth in Section 6 above, if any term or condition of this Agreement to be performed or observed by the Company or any act or omission of the Company to be taken pursuant to this Agreement is in any way restricted, affected or rendered impossible of performance or observance due to any act of God or any force majeure (including, without limitation, flood, storm, weather, war, civil disturbance, fire or casualty), or any communication line failure, computer failure, power failure, mechanical failure, equipment malfunction or failure, computer virus, software error or interruption, labor dispute, governmental rule, act or omission of any third party, or any other factor beyond the reasonable control of the Company, the Company shall, for so long as any such condition exists, be excused from such performance or observance. Neither the Company nor any Company Affiliate shall have any liability whatsoever to Client for any losses, damages, costs or expenses in any way incurred by Client in any such circumstance or due to the Company's failure or partial failure to perform in any such circumstance.

     21. Client acknowledges that, as provided in the Disclosure Document, the Company may execute trades through such futures commission merchants or floor brokers as the Company may select from time to time, with instructions to "give up" such trades to the FCM for clearing. Client agrees to pay all "give up" fees in this circumstance as provided in the Disclosure Document. Client agrees to execute and deliver a separate authorization to the Company, such futures commission merchants and floor brokers as are selected by the Company and the FCM regarding the matters addressed in this Section 21 promptly following any request therefor by the Company.

     22. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument, and in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

     23. This Agreement shall not be construed more strongly against any party regardless of who is more responsible for its preparation.

     24. Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to the context.

     25. If more than one person is signing this Agreement as Client, each representation, warranty, agreement or other undertaking herein is and shall be a joint and several representation, warranty, agreement or undertaking of each of such persons, and the foregoing grants of powers, authorities and rights to the Company are and shall be a joint and several grant by each of such persons. Actions of any one Client pursuant to this Agreement shall conclusively bind all such Clients. Unless otherwise specifically stated, an ACCOUNT in joint names creates a joint tenancy with full rights of survivorship, and not a tenancy in common.

     26. Nothing contained in this Agreement and no action taken or omitted to be taken by the parties pursuant hereto shall be deemed to constitute the parties a partnership, an association, a joint venture or other entity whatsoever.

     27. Client hereby authorizes the Company to provide to the FCM a copy of this Agreement or copies of such sections and provisions from this Agreement as the Company may from time to time determine. The FCM is hereby authorized and directed by Client to fully act in accordance with and rely upon all of the authorizations and directions given to the FCM under this Agreement, without notice to or further verification or authorization from Client.

     28. PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE CLIENTS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THE COMPANY'S TRADING PROGRAMS OR THIS ACCOUNT DOCUMENT.

     IN WITNESS WHEREOF, Client has executed this Agreement as of the 27th day of August, 1998.

CLIENT

PORTFOLIO BOOST III, L.P.                        PORTFOLIO BOOST, L.L.C., solely
By: Portfolio Boost, L.L.C., General Partner     for purposes of Section 7 above

By: /s/ Jeffrey A. Raun
    ----------------------------------------
        Jeffrey A. Raun, President                By: /s/ Jeffrey A. Raun
                                                      -------------------------
                                                          Jeffrey A. Raun,
                                                          President

Cornerstone at Cantera
4320 Winfield Road, Suite 320
Warrenville, Illinois 60555

------------------------------------
Client's address


1-877-RRRATIO
------------------------------------
Client's phone number


630-393-7611
------------------------------------
Client's Fax Number


                                  ACCEPTANCE

     This Agreement is hereby accepted by Quiet Systems Limited as of the 27th day of August, 1998.

                                       QUIET SYSTEMS LIMITED



                                       By: /s/ John Leo O'Brien, President
                                           -------------------------------------
                                                           Title

                                       British American Centre, Phase 3
                                       Dr. Roy's Drive
                                       George Town, Grand Cayman
                                       Cayman Islands

                                   SCHEDULE 1

     This Schedule 1 is a part of that certain Advisory Agreement by and between the undersigned and Quiet Systems Limited, which is of even date herewith and to which this Schedule 1 is attached (the "Agreement"). Capitalized terms utilized in this Schedule 1 which are not otherwise defined in this Schedule 1 shall have the meanings given to them in the Agreement.

     The Initial Account Size, Actual Funds, Committed Funds and Notional Funds for purposes of the Agreement are as follows:

$500,000 - Initial Account Size         $   -0-    - Committed Funds
$500,000 - Actual Funds                 $   -0-    - Notional Funds

All of the above amounts are set forth in United States dollars.

     This Agreement is applicable to the following specified Program (please check or place initials in the line beside the applicable Program):

    X   - FOREX INDEX Program            - Diversified Program
  -----                            -----
        - Financial Program
  -----



                                  PORTFOLIO BOOST III, L.P.
                                  By:  Portfolio Boost, L.L.C., General Partner


                                  By: /s/ Jeffrey A. Raun
                                      ------------------------------------------
                                          Jeffrey A. Raun, President

                                  Date: August 27, 1998

                                  SCHEDULE 2

     This Schedule 2 is a part of that certain Advisory Agreement by and between the undersigned and Quiet Systems Limited, which is of even date herewith and to which this Schedule 2 is attached (the "Agreement"). Capitalized terms utilized in this Schedule 2 which are not otherwise defined in this Schedule 2 shall have the meanings given to them in the Agreement.

     The FCM for purposes of the Agreement is as follows:

     LBS Division of
     First Options of Chicago, Inc.            Mark Kirschner, Vice President
     -----------------------------------       ---------------------------------
     Name of FCM                               Name and Title of Individual
                                               Contact at FCM

     8111 W. Jackson                           312-461-8218
     -----------------------------------       ---------------------------------
     Suite 1904                                FCM's Phone Number
     -----------------------------------
     Chicago, Illinois 60604
     -----------------------------------
     FCM's Address                             312-461-8212
                                               ---------------------------------
                                               FCM's Fax Number


                                               PORTFOLIO BOOST III, L.P.
                                               By:  Portfolio Boost, L.L.C.,
                                                    General Partner


                                               By: /s/ Jeffrey A. Raun
                                                   -----------------------------
                                                       Jeffrey A. Raun,
                                                       President

                                               Date: August 27, 1998